SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K



                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported) September 24, 2001


                                  PRAXAIR, INC.
             (Exact Name of Registrant as Specified in Its Charter)


DELAWARE
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(State or Other Jurisdiction of Incorporation)

1-11037                                     06-124-9050
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(Commission File Number)                    (IRS Employer Identification No.)


39 OLD RIDGEBURY ROAD, DANBURY, CT                            06810-5113
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(Address of Principal Executive Offices)                      (Zip Code)


(203)837-2000
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(Registrant's Telephone Number, Including Area Code)


N/A
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(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. Other Events.
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PRAXAIR NAMES NEW BOARD MEMBER
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DANBURY, CT, September 24, 2001 - William A. Wise, chairman of the board, president and chief executive officer of El Paso Corporation, has been elected to the board of directors of Praxair, Inc. (NYSE:PX) effective November 1, 2001. El Paso Corporation is a global energy company with 2000 sales of $22 billion.
         "We are delighted to have Bill on Praxair's board and expect that his extensive knowledge of energy markets will be a great asset as Praxair continues to develop its innovative energy-management techniques," said Dennis Reilley, chairman, president and chief executive officer of Praxair. "In addition, El Paso Corporation has significant business in Brazil, which is a major market for Praxair."
         The election of Wise increases the number of Praxair directors to eleven, ten of whom are outside directors. In July, Wayne T. Smith, chairman, president and CEO of Community Health Systems, Inc., was also elected to the board.
         Wise, 56, has been with El Paso Corporation since 1970, serving in various assignments in the legal department before being named general counsel and senior vice president in 1983. He became chief operating officer in 1989 and was named chairman, president and chief executive officer in 1990.
         Wise earned a bachelor of arts degree from Vanderbilt University and received a law degree from the University of Colorado.
         He is a member of the Colorado Bar Association, the Business Roundtable and Team 100. He is a former chairman of the Interstate Natural Gas Association of America, and serves as chairman of the National Petroleum Council. He is also involved with a wide variety of business and community organizations in Texas, including serving as vice chairman of the Texas Governor's Business Council.
         El Paso Corporation is committed to meeting energy needs throughout the United States and the world, with operations that span the energy value chain from wellhead to electron. The company is focused on speeding the development of new energy sources to address critical energy shortages across the globe. More information on El Paso Corporation is available at www.elpaso.com.
         Praxair is the largest industrial gases company in North and South America, and one of the largest worldwide, with 2000 sales of $5 billion. The company produces, sells and distributes atmospheric and process gases, and high-performance surface coatings. Praxair products, services and technology bring productivity and environmental benefits to a wide variety of industries, including aerospace, food and beverage, healthcare, semiconductor materials, steel, chemicals and refining, metal fabrication, water treatment, glass and others. More information on Praxair is available on the Internet at www.praxair.com.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           PRAXAIR, INC.
                                           -------------
                                           Registrant




Date:   September 24, 2001                 By: /s/  David H. Chaifetz
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                                               David H. Chaifetz
                                               Vice President, General Counsel
                                                 and Secretary